Consent of Independent Certified Public Accountants


The Board of Directors
Who? Vision Systems, Inc.:

We consent to the use of our report dated November 19, 1998, included herein and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.


                                            /s/ KPMG LLP
                                                ---------------------

Orlando, Florida
January 22, 1999